FIRST Amendment to LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT to Loan and Security Agreement ("Amendment") is made and entered into as of May 6, 2004 by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), and each direct or indirect Subsidiary of the Company identified on the signature pages of this Amendment as a borrower (collectively, "Borrowers"), the financial institution(s) listed on the signature pages hereof, and their respective successors and assignees (each, a "Lender" and, collectively, "Lenders"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity as a Lender, "CapitalSource", and in its capacity as collateral agent, "Collateral Agent").

R E C I T A L S

     WHEREAS, Borrowers, the Company, Lenders and Collateral Agent entered into that certain Loan and Security Agreement (the "Loan and Security Agreement"), dated as of September 5, 2003, as amended by those certain post-closing letter agreements dated as of September 5, 2003 (the "First Letter Agreement"), dated as of November 5, 2003 (the "Second Letter Agreement"), dated as of January 21, 2004 (the "Third Letter Agreement"), dated as of January 22, 2004 (the "Fourth Letter Agreement"), and dated as of March 2, 2004 (the "Fifth Letter Agreement"), all such post-closing letter agreements among Borrowers, Collateral Agent, and Lenders (the Loan and Security Agreement, as amended by the First Letter Agreement, the Second Letter Agreement, the Third Letter Agreement, the Fourth Letter Agreement and the Fifth Letter Agreement, the "Loan Agreement"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement; and

     WHEREAS, Collateral Agent and Lenders have agreed to modify and amend the Loan Agreement to require a different amount of funds to be paid into the accounts under the Lockbox Agreements.

     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

  Lockbox Accounts.

      The phrase in Section 2.4(A)(4) of the Loan Agreement, providing, "that at all times after the date that is sixty (60) days after the Closing Date, at least ninety percent (90%) of the Borrowing Base shall be paid directly through accounts under Lockbox Agreements" is hereby deleted in its entirety and is replaced, after the date hereof, with the phrase "that at all times after the date hereof, at least eighty percent (80%) of the Accounts shall be paid directly through accounts under Lockbox Agreements".

      Notwithstanding Section 1(a) of this Amendment, if an Event of Default has occurred and is continuing, one-hundred percent (100%) of the Accounts shall be paid directly through accounts under Lockbox Agreements until such time as determined by Collateral Agent or, if such Event of Default specifies a cure period, until such Event of Default has been cured.

  Ratification. Except as expressly modified by this Amendment, each and every covenant, warranty and other provision of the Notes and the other Loan Documents is hereby ratified and reaffirmed (as though restated in this Amendment as of the date hereof) and shall remain in full force and effect. This Amendment is not intended and shall in no way act as a novation of the Loans or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Notes.

  Release.

  (a) As of the date hereof, each of the Borrowers and the Company, for themselves and their successors and assigns (collectively, the "Borrower Parties") hereby fully and forever releases, discharges and acquits each of the Lenders, the Collateral Agent and their parent, subsidiary, affiliate and predecessor corporations, and their respective past and present officers, directors, shareholders, partners, attorneys, legal representatives, agents and employees, and their successors, heirs and assigns and each of them, of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether liquidated or unliquidated, known or unknown, to any of the Borrowers (collectively, "Claims"), which any of such Borrower Parties may now have against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the date hereof relating to: (i) any of the Loans or the Loan Documents; (ii) the review, approval or disapproval of any and all documents, instruments, projections, advances, estimates, plans, specifications, drawings and all other items submitted to any of the Lenders or Collateral Agent in connection with the Loans or the Loan Documents; (iii) the disbursements of funds under the Loan Documents; (iv) the amendment or modification of the Loan Agreement made pursuant to this Amendment; (v) any Lender's or Collateral Agent's acts, statements, conduct, representations and omissions made in connection with the Loans or Loan Documents and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating as of the date hereof, provided that nothing contained herein shall be deemed a release of any Lender's or Collateral Agent's obligations under this Amendment or (to the extent first arising and accruing after the date hereof) the Loan Agreement, as modified.

  (b) Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and each of the Borrower Parties agrees, jointly and severally, to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

  (c) It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

  (d) Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment, including the foregoing release and waivers, that it has read the provisions of this Amendment, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.

  Entire Agreement. This Amendment, the Loan Documents and the exhibits attached thereto constitute the entire agreement of the Company, Collateral Agent, the Borrowers and Lenders concerning the transactions contemplated by this Amendment and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.

  Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York

  Counterparts. This Amendment may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of an executed counterpart hereof by each of the parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     Please acknowledge your agreement to be bound by the foregoing by signing this Amendment and delivering it to Collateral Agent.

CAPITALSOURCE FINANCE LLC, as
Collateral Agent and as Lender

By: /s/
Name:
Title:

Wells Fargo Foothill, Inc.,
as Lender

By: /s/
Name:
Title:

ACKNOWLEDGED AND AGREED TO
this 6th day of May, 2004 on
behalf of all Borrowers

SUN HEALTHCARE GROUP, INC., a Delaware corporation

By: /s/ Kevin W. Pendergest
Name: Kevin W. Pendergest
Title: Executive Vice President and CFO

Advantage Health Services, Inc.
Americare Health Services Corp.
Atlantic Medical Supply Company, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
BioPath Clinical Laboratories, Inc.
Braswell Enterprises, Inc.
Brent-Lox Hall Nursing Home, Inc.
Brittany Rehabilitation Center, Inc.
Care Enterprises West
Care Enterprises, Inc.
Care Home Health Services
CareerStaff Management, Inc.
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Carmichael Rehabilitation Center
Charlton Healthcare, Inc.
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Covina Rehabilitation Center
Dunbar Health Care Corp.
Duval Healthcare Center, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
By: /s/ Mike Berg_______________ Name: Mike Berg Title: Secretary 5
Fullerton Rehabilitation Center
Gardendale Health Care Center, Inc.
Glenville Health Care, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Heritage Rehabilitation Center
HoMed Convalescent Equipment, Inc.
HTA of New York, Inc.
Huntington Beach Convalescent Hospital
Jeff Davis Healthcare, Inc.
Libbie Rehabilitation Center, Inc.
Manatee Springs Nursing Center, Inc.
Maplewood Health Care Center of Jackson, Tennessee, Inc.
Marion Health Care Corp.
Masthead Corporation
Meadowbrook Rehabilitation Center
Mediplex Management of Palm Beach County, Inc.
Mediplex Management, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Jersey, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
Mountain Care Management, Inc.
New Bedford Nursing Center, Inc.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Orange Rehabilitation Hospital, Inc.
P.M.N.F. Management, Inc.
Pacific Health Care, Inc.
Paradise Rehabilitation Center, Inc.
PRI, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency Rehab Hospitals, Inc.
Regency-North Carolina, Inc.
By: /s/ Mike Berg_____________ Name: Mike Berg Title: Secretary 6
Regency-Tennessee, Inc.
Retirement Care Associates, Inc.
Rose Rehabilitation Center
Salem Health Care Corp.
San Bernardino Rehabilitation Hospital, Inc.
San Joaquin G. P. Corporation
Shandin Hills Rehabilitation Center
SHG Services, Inc.
SRT, Inc.
Statesboro Health Care Center, Inc.
Stockton Rehabilitation Center, Inc.
Summers Landing, Inc.
Sun Healthcare Group, Inc.
Sun Lane Purchase Corporation
SunAlliance Healthcare Services, Inc.
SunBridge G. P. Corporation
SunBridge, Inc.
SunBridge Healthcare Corporation
SunBridge Rehab of Colorado, Inc.
SunCare Respiratory Services, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation
SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark Nevada, Inc.
SunMark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunScript Medical Services, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
The Mediplex Group, Inc.
U.S. Laboratory Corp.
Vista Knoll Rehabilitation Center, Inc.
West Tennessee, Inc.
Worcester Nursing Center, Inc.
By: /s/ Mike Berg_____________ Name: Mike Berg Title: Secretary

Therapists Unlimited - Chicago II, L.P.
Therapists Unlimited - Detroit II, L.P.
Therapists Unlimited - Fresno, L.P.
Therapists Unlimited - Indianapolis, L.P.
Therapists Unlimited - Seattle, L.P.
HSR Partners, L.P.

By: /s/ Mike Berg____________
 Name: Mike Berg
Title: Secretary of CareerStaff Management, Inc., as general partner of the above named partnerships

SunDance Rehabilitation Texas, Limited Partnership

By: /s/ Mike Berg______________
Name: Mike Berg
Title: Secretary of SunDance Rehabilitation Corporation, as general partner of the above named partnership

West Jersey/Mediplex Rehabilitation, Limited Partnership
By: /s/ Mike Berg______________
Name: Mike Berg
Title: Secretary of Mediplex of New Jersey, Inc., as general partner of the above named partnership